Better Choice Secures New Credit Facility Partnership

New Long Term Credit Relationship Will Significantly Reduce Interest Expense and Extend Debt Maturities

NEW YORK – January 11, 2021 (GLOBE NEWSWIRE) – Better Choice Company (OTCQX: BTTR) (“Better Choice”), an animal health and wellness company is proud to announce it has secured a new $12.0m long-term credit facility with Wintrust, a leading commercial bank headquartered in Chicago, Illinois. Under the terms of this new agreement, Better Choice will simultaneously refinance all existing indebtedness with Citizens Bank and Bridging Finance, which currently totals ~$13.3m. In aggregate, this will reduce annual cash interest payments to ~$300k per year, representing an annual savings of more than $2.0m relative to 2020, and a blended rate reduction of more than 5%.

Scott Lerner, Chief Executive Officer of Better Choice, commented, “I couldn’t be more excited than to partner with Wintrust Financial on this next phase of growth for the company. This new credit relationship gives us the ability to execute our financial plan and seek out new revenue streams in the future.”

Michael Young, Chairman of Better Choice, commented, “We are extremely proud that recent performance has enabled our team to achieve a major breakthrough in our credit status with lenders. This new agreement meaningfully lowers our annual interest expense and represents another major milestone for Better Choice.” Mr. Young further commented, “Not only were we able to extend and consolidate our credit facility maturities, we did so while dramatically reducing interest expense, enabling us to reinvest incremental proceeds into the business and fund growth. As we have continually updated the market over the last few months, Better Choice Company is benefiting from increasing economies of scale, which we anticipate will continue to drive margin expansion and growth. We believe we are well positioned to prosper from the explosive growth in the animal health and wellness industry.”

About Better Choice Company Inc.

Better Choice Company Inc. is a growing animal health and wellness company committed to leading the industry shift toward pet products and services that help dogs and cats live healthier, happier and longer lives. We take an alternative, nutrition-based approach to animal health relative to conventional dog and cat food offerings and position our portfolio of brands to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. We have a demonstrated, multi-decade track record of success selling trusted animal health and wellness products and leverage our established digital footprint to provide pet parents with the knowledge to make informed decisions about their pet’s health. We sell the majority of our dog food, cat food and treats under the Halo and TruDog brands, which are focused, respectively, on providing sustainably sourced kibble and canned food derived from real whole meat, and minimally processed raw-diet dog food and treats. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company Inc.
Scott Lerner, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
PH: 212-896-1254
Valter@KCSA.com